As filed with the Securities and Exchange Commission on January 27, 1997
                                                    Registration No. 33-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                           Thomas & Betts Corporation
            (Exact name of registrant as specified in its charter)

             Tennessee                                 22-1326940
  (State or other jurisdiction of       (I.R.S. Employer Identification No.)
   incorporation or organization)               JERRY KRONENBERG, Esq.
        1555 Lynnfield Road               Vice President - General Counsel
     Memphis, Tennessee 38119                    1555 Lynnfield Road
           (901) 682-7766                     Memphis, Tennessee 38119
  (Address, including zip code, and                 (901) 682-7766
   telephone number, including area     (Name, address, including zip code,
   code, of registrant's principal      and telephone number, including area
         executive offices)                  code, of agent for service)

                                 Copies to:
                         ANNE HAMBLIN SCHIAVE, Esq.
                           McBride Baker & Coles
                    500 West Madison Street, 40th Floor
                          Chicago, Illinois 60661

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. _

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
  effective registration statement for the same offering.     _

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _ ___________

  If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. _

                       CALCULATION OF REGISTRATION FEE

                                                                  Proposed             Proposed
                                                 Amount           maximum              maximum               Amount of
      Title of each class of securities          to be         offering price          aggregate           registration
              to be registered                 registered      per share (1)       offering price (1)           fee

     Common Stock, no par value per share       266,374           $47.50            $12,652,765.00          $4,363.00


  (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The maximum price per share information is based on the average of the high and low sale price on January 17, 1997.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Subject to Completion
                 Preliminary Prospectus Dated January 27, 1997

PROSPECTUS


                          THOMAS & BETTS CORPORATION
                                 COMMON STOCK
                                266,374 Shares



     All of the shares of Thomas & Betts Corporation ("Thomas & Betts" or the "Company") Common Stock, no par value per share (the "Common Stock") offered hereby are being sold by the holders of the Common Stock named herein under "Selling Stockholders" (the "Selling Stockholders"). The Company will not receive any of the proceeds of the offering.
     The Selling Stockholders named herein, or any pledgees, donees, transferees or other successors in interest, directly, through agents to be designated from time to time, or through dealers or underwriters also to be designated, may sell the Common Stock from time to time in one or more transactions on the New York Stock Exchange or in the over-the-counter market and in negotiated transactions, on terms to be determined at the time of sale. To the extent required, the specific Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in any accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Plan of Distribution." By agreement, the Company will pay all the expenses of the registration of the Common Stock by the Selling Stockholders other than underwriting discounts and commissions and transfer taxes, if any. Such expenses to be borne by the Company are estimated at $23,000.

     The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act.

     The Common Stock is listed on the NYSE under the symbol "TNB." The last reported sale price of the Common Stock on the NYSE Composite Tape on January 17, 1997 was $47.50 per share.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
             THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION, NOR HAS THE SECURITIES AND
                 EXCHANGE COMMISSION OR ANY STATE SECURITIES
                   COMMISSION PASSED UPON THE ACCURACY OR
                     ADEQUACY OF THIS PROSPECTUS OR ANY
                        PROSPECTUS SUPPLEMENT.  ANY
                           REPRESENTATION TO THE
                           CONTRARY IS A CRIMINAL
                                   OFFENSE.

           The date of this Prospectus is January 27, 1997


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                           AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 13th Floor, Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, on payment of prescribed charges. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Additional information regarding the Company and the Shares is contained in the registration statement on Form S-3 (together with all exhibits and amendments, the "Registration Statement") filed with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Commission's rules, and the exhibits relating thereto, which have been filed with the Commission. Copies of the Registration Statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

     Statements made in this Prospectus concerning the provisions of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such statement concerning a contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to such exhibit or other filing for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 1-4682) are incorporated herein by reference.

      1.The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

      2.The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

      3.The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

      4.The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

      5.The Company's Current Reports on Form 8-K and 8-KA filed with the Commission on January 17, 1996 and January 22, 1996, respectively, reporting the acquisition of Amerace Corporation by the Company, and the Company's Current Report on Form 8-K dated February 12, 1996 reporting the Company's 1995 earnings.

      6.The Company's Current Reports on Form 8-K filed with the Commission on October 7, 1996 and December 11, 1996, respectively, reporting the merger of the Company with Augat Inc. and the integration of Augat's manufacturing operation with the Company's manufacturing operation.

      7.The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B which was filed on May 2, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Such documents may be obtained by writing to Thomas & Betts Corporation, 1555 Lynnfield Road, Memphis, Tennessee 38119, Attention:
Corporate Secretary, or by calling (901) 682-7766.

                                  THE COMPANY

     Thomas & Betts designs, manufacturers and markets a broad line of electrical and electronic connectors and components as well as other related products for worldwide construction and original equipment manufacturer ("OEM") markets.

     In North America, the Company is one of the largest manufacturers of electrical connectors and accessories for industrial, commercial and residential construction, renovation, and maintenance applications and is a leading supplier of transmission poles, towers and industrial lighting products to the utility and telecommunications industries. The Company is also a worldwide designer and manufacturer of electronic connectors and flat cable, which are sold primarily to OEMs in the automotive, computer, office equipment, test equipment, instrumentation, industrial automation and telecommunications industries.

                                USE OF PROCEEDS

     The sale of the Common Stock offered hereby is for the account of the Selling Stockholders. Accordingly, the Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock.

                             SELLING STOCKHOLDERS

     The Selling Stockholders have acquired the 266,374 shares of Common Stock offered hereby from the Company pursuant to an Agreement and Plan of Merger dated October 17, 1995 (the "Merger Agreement") by and among the Company, CMI Acquisition Corp., a wholly-owned subsidiary of the Company, and Catamount Manufacturing, Inc. ("Catamount"), pursuant to which Catamount became a wholly-owned subsidiary of the Company.

     The Company may from time to time supplement or amend this Prospectus, as required, to provide other information with respect to the Selling Stockholders.

     Except as set forth in the table below, none of the Selling Stockholders holds any position or office with, has been employed by, or otherwise has a material relationship with the Company, or any of its predecessors or affiliates, other than as stockholders and creditors of Catamount. The following table sets forth certain information regarding ownership of the Company's Common Stock by the Selling Stockholders. None of the Selling Stockholders owns in excess of 1% of the Common Stock and, because the Selling Stockholders may offer all or part of the Common Stock which they hold pursuant to the offering contemplated by this Prospectus and because their offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of the Common Stock that will be held by Selling Stockholders upon termination of this offering.



                             Number of Shares of Common      Number of Shares
   Selling Stockholder        Stock Beneficially Owned        Offered Hereby

John B. Glode                         147,000                    147,000
James M. Glode                         28,645                     28,645
Kristen Fam                            26,670                     26,670
William M. Glode                       25,513                     25,513
Henry E. Schweitzer III                19,256                     19,256
M.T. Glode Trust                        8,083                      8,083
Deanna Lurvey                           3,537                      3,500
Brenda Hawkins                          3,537                      3,537
Andrew B. Lurvey                        1,057                      1,057
Matthew D. Lurvey                       1,057                      1,057
John S. Lurvey                          1,057                      1,057
Lee Eric Peters                           999                        999


__________________

(1)Mr. Glode served as Chief Executive Officer, Treasurer and a Director of Catamount within the past three years.


__________________

                              PLAN OF DISTRIBUTION

     The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock offered hereby. Any or all of the shares of Common Stock may be sold from time to time (i) to or through underwriters or dealers, (ii) directly to one or more other purchasers, (iii) through agents on a best-efforts basis, or (iv) through a combination of any such methods of sale.

     The shares of the Common Stock offered hereby (the "Shares") may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated prior to the sale. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Selling Stockholders and any such underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.
Such prices will be determined by the Selling Stockholders or by an agreement between the Selling Stockholders and underwriters or dealers. Brokers or dealers acting in connection with the sale of Common Stock contemplated by this prospectus may receive fees or commissions in connection therewith.

     At the time a particular offer of Common Stock is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Common Stock purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders and any person participating in the distribution of the Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any such other person.

     In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless it has been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available.

     The Company has agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities, including liabilities arising under the Securities Act.


                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Jerry Kronenberg, Esq., Vice President - General Counsel of the Company.


                                    EXPERTS

     The consolidated financial statements and schedule of the Company and subsidiaries as of December 31, 1995 and January 1, 1995 and for each of the years in the three-year period ended December 31, 1995 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          All dollar amounts in the following tables are estimated other than the amounts of the registration fee under the Securities Act of 1933.

          Securities and Exchange Commission filing fee. . . . . .  $4,363.00
          Printing expenses* . . . . . . . . . . . . . . . . . . .     300.00
          Auditors' fees and expenses* . . . . . . . .  .. . . . .   7,500.00
          Legal fees and expenses* . . . . . . . . . . . . . . . .  10,000.00
          Blue sky qualification and legal investment survey fees
            and expenses (including counsel fees*) . . . . . . . .     - 0 -
          Miscellaneous* . . . . . . . . . . . . . . . . . . . . .     837.00
                     Total . . . . . . . . . . . . . . . . . . . . $23,000.00
     *Estimated

Item 15.  Indemnification of Directors and Officers.


     In accordance with Section 48-12-102 of the Tennessee Code Annotated, which permits Tennessee Corporations to include provisions in their certificates of incorporation limiting the liability of officers and directors, Article VIII of the Company's Certificate of Incorporation provides:


       "No person who is or was a director of the corporation, or such person's heirs, executors or administrators, shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of any such party (i) for any breach of a director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for unlawful distributions under the Tennessee Business Corporation Act. Any repeal or modification of the provisions of this Article VIII, directly or by the adoption of an inconsistent provision of this Charter, shall not adversely affect any right or protection in favor of a particular individual at the time of such repeal or modification. "

     Sections 48-18-501 through 48-18-509 of the Tennessee Code Annotated confer broad powers upon corporations incorporated in that State with respect to indemnification of any person against liabilities incurred by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another enterprise, or the legal representative of any such director, officer, trustee, employee or agent. The provisions of Sections 48-18-501 through 48-18-509 are not exclusive of any other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaw, agreement, vote of shareholders or otherwise. Section 48-18-509 also provides that powers granted pursuant to Sections 48-18-501 through 48-18-509 may be exercised by the corporation notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

       Article 5 of the Company's bylaws provides:

                                   ARTICLE 5
                  INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the Tennessee Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Tennessee Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

  Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Tennessee Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Tennessee Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  Section 3. Non-Exclusivity of Rights; Continuation of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.
  All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this
  Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Tennessee Business Corporation Act or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder.

  Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Tennessee Business Corporation Act.

  The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.


Item 16.  List of Exhibits.

                                                                       Page
                                                                      Numbers
                                                                    of Exhibits
     Exhibit                                                           Filed
     Number                                Exhibit                    Herewith

        5 Opinion of Jerry Kronenberg, Esq., Vice President - General Counsel of the Registrant.
       12 Statement Regarding Computation of Ratios (incorporated by reference to Exhibit 12 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).
      23.1        Consent of KPMG Peat Marwick LLP.
      23.2 Consent of Jerry Kronenberg (contained in the opinion filed as Exhibit 5 to this Registration Statement).
       24 Powers of Attorney of Directors and Officers of the Registrant (included on signature page).


Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement;

             (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (l)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on January 24, 1997.

                                           THOMAS & BETTS CORPORATION

                                           By:/S/T. KEVIN DUNNIGAN
                                              Chairman of the Board and
                                              Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Jerry Kronenberg, T. Kevin Dunnigan, and Fred R. Jones, or any one of them, each with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments, and to sign any related registration statement, and any and all amendments to such registration statement, filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                      Date

/S/ T. KEVIN DUNNIGAN     Chairman of the Board,             January 27, 1997
(T. Kevin Dunnigan)       Chief Executive Officer and
                          Director (Principal Executive
                          Officer)

/S/ CLYDE R. MOORE        President, Chief Operating         January 27, 1997
(Clyde R. Moore)          Officer and Director

/S/ FRED R. JONES         Vice President - Finance           January 27, 1997
(Fred R. Jones)           and Treasurer (Principal
                          Financial Officer and Principal
                          Accounting Officer)

/S/ JERRY KRONENBERG      Vice President - General Counsel   January 27, 1997
(Jerry Kronenberg)


/S/ RAYMOND B. CAREY, JR. Director                           January 27, 1997
(Raymond B. Carey, Jr.)

/S/ ERNEST H. DREW        Director                           January 27, 1997
(Ernest H. Drew)

/S/ JEANANNE K. HAUSWALD  Director                           January 27, 1997
(Jeananne K. Hauswald)

/S/ THOMAS W. JONES       Director                           January 27, 1997
(Thomas W. Jones)

/S/ ROBERT A. KENKEL      Director                           January 27, 1997
(Robert A. Kenkel)

/S/ KENNETH R. MASTERSON  Director                           January 27, 1997
(Kenneth R. Masterson)

/S/ J. DAVID PARKINSON    Director                           January 27, 1997
(J. David Parkinson)

/S/ JEAN-PAUL RICHARD     Director                           January 27, 1997
(Jean-Paul Richard)

/S/ IAN M. ROSS           Director                           January 27, 1997
(Ian M. Ross)

/S/ WILLIAM H. WALTRIP    Director                           January 27, 1997
(William H. Waltrip)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on January 24, 1997.

                                           THOMAS & BETTS CORPORATION

                                           By:

                                           Chairman of the Board and
                                           Chief Executive Officer

                              POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Jerry Kronenberg, T. Kevin Dunnigan, and Fred R. Jones, or any one of them, each with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments, and to sign any related registration statement, and any and all amendments to such registration statement, filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                      Date

                          Chairman of the Board,             January 27, 1997
(T. Kevin Dunnigan)       Chief Executive Officer and
                          Director (Principal Executive
                          Officer)

                          President, Chief Operating         January 27, 1997
(Clyde R. Moore)          Officer and Director

                          Vice President - Finance           January 27, 1997
(Fred R. Jones)           and Treasurer (Principal
                          Financial Officer and
                          Principal Accounting Officer)

                          Vice President - General Counsel   January 27, 1997
(Jerry Kronenberg)

                          Director                           January 27, 1997
(Raymond B. Carey, Jr.)

                          Director                           January 27, 1997
(Ernest H. Drew)

                          Director                           January 27, 1997
(Jeananne K. Hauswald)

                          Director                           January 27, 1997
(Thomas W. Jones)

                          Director                           January 27, 1997
(Robert A. Kenkel)

                          Director                           January 27, 1997
(Kenneth R. Masterson)

                          Director                           January 27, 1997
(J. David Parkinson)

                          Director                           January 27, 1997
(Jean-Paul Richard)

                          Director                           January 27, 1997
(Ian M. Ross)

                          Director                           January 27, 1997
(William H. Waltrip)


*By:                      As attorney-in-fact for the above-named officers
Jerry Kronenberg          and directors pursuant to powers of attorney duly
                          executed by such persons